SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT


                 Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 1998.

                          OWENS CORNING
      (Exact name of registrant as specified in its charter)


Delaware                           1-3660                   34-4323452
(State or other jurisdiction       (Commission            (IRS Employer
of incorporation)                  File Number)           Identification No.)

One Owens Corning Parkway                                     43659
Toledo, Ohio                                                  (Zip Code)
(Address of principal executive offices)


                          (419) 248-8000
       (Registrant's telephone number, including area code)




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Item 5.   Other Events.


On April 17, 1998, Owens Corning (the "company") announced that it is exploring the possible sale of the Glass Fiber Yarns and Specialty Materials portion of its Composites Systems Business. With sales of about $300 million in 1997, the company's yarn business is the world's second largest producer of glass yarns, and the largest producer of fine yarns.

Glass fiber yarns are used in a variety of applications, including laminates for printed circuit boards, reinforcing fabric for uses including packaging, roofing and facade cladding and filtration media.

The asset sale includes manufacturing facilities in Aiken, SC, and Huntingdon, Pennsylvania, and affects about 1,500 employees.

Owens Corning also produces some glass fiber yarns at reinforcements facilities in Battice, Belgium, and Guelph, Ontario, however those facilities will be retained by the company. The company will also retain and invest in the glass fiber wet mat manufacturing lines in Aiken and the continuous filament mat lines in Huntingdon.

                         SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                 OWENS CORNING
                                 Registrant

                                 By: /s/ Domenico Cecere
                                 Domenico Cecere
                                 Senior Vice President and
                                 Chief Financial Officer


Dated: April 17, 1998